Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom llp

One Manhattan West

New York, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com September 25, 2020

FIRM/AFFILIATE OFFICES

-----------

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

-----------

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

The9 Limited 17 Floor, No. 130 Wu Song Road Hong Kou District, Shanghai 201203

Re:	The9 Limited

Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as special United States counsel to The9 Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), in connection with an offering by the Company of American depositary shares (the “ADSs”), each representing three Class A ordinary shares of the Company, par value US$0.01 per share (the “Shares”) and warrants to purchase American depositary shares (the “Warrants”), each Warrant exercisable for the purchase of one American depositary share. The ADSs and the Warrants are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)               the registration statement on Form F-1 of the Company relating to the Securities to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

The9 Limited

17 Floor, No. 130 Wu Song Road

Hong Kou District, Shanghai 201203

(b)               the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and Maxim Group LLC (the “Underwriter”), relating to the sale by the Company to the Underwriter of the Securities, filed as Exhibit 1.1 to the Registration Statement;

(c)               the form of Warrant Agent Agreement proposed to be entered into by and among Computershare Inc. and Computershare Trust Company (collectively, “Computershare”), as warrant agent, and the Company (the “Warrant Agent Agreement”), filed as Exhibit 4.4 to the Registration Statement; and

(d)               the form of global certificate evidencing the Warrants (the “Warrant Certificate”), filed as Exhibit 4.5 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the “Opined-on Law”).

As used herein, “Transaction Documents” means the Underwriting Agreement, the Warrant Agent Agreement and the Warrant Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                  When the Warrant is delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Warrant Certificate will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

The9 Limited

17 Floor, No. 130 Wu Song Road

Hong Kou District, Shanghai 201203

The opinions stated herein are subject to the following qualifications:

(a)               we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)               we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)               we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d)               we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(e)               we have assumed that Computershare has the power, corporate or other, to enter into and perform all obligations under the Warrant Agent Agreement and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by Computershare of the Warrant Agent Agreement and that the Warrant Agent Agreement constitutes the valid and binding obligation of Computershare, enforceable against Computershare in accordance with its terms;

The9 Limited

17 Floor, No. 130 Wu Song Road

Hong Kou District, Shanghai 201203

(f)                to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Warrants, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(g)               we have assumed that the Warrant Certificates will be manually countersigned by duly authorized officers of the Warrant Agent and conform to the specimens examined by us;

(h)               we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(i)                 we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Agreement from a court judgment in another currency;

(j)                 we call to your attention that under Section 5-1402 of the New York General Obligations Law an action may be maintained by or against a foreign corporation, a non-resident or a foreign state only if the action or proceeding arises out of or relates to a contract, agreement or undertaking and accordingly we do not express any opinion to the extent any provision extends to any dispute not arising out of or relating to the contractual relationship, whether in tort, equity or otherwise; and

(k)               we have assumed that Puglisi & Associates has accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent the such agent shall resign its appointment; further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process.

In addition, in rendering the foregoing opinions we have assumed that:

(a)               the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

The9 Limited

17 Floor, No. 130 Wu Song Road

Hong Kou District, Shanghai 201203

(b)               the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(c)               each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d)               neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, (i) conflicts or will conflict with the Amended and Restated Memorandum and Articles of Association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)               neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP